UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 15, 2008

VISION-SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-20970	13-3430173
(State or other jurisdiction	(Registration Number)	(IRS Employer
of incorporation)	Identification No.)	Identification No.)

40 Ramland Road South Orangeburg, NY		10962
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (845) 365-0600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(b) & (c)

Vision-Sciences, Inc. (the “Company”) entered into an employment letter with Katherine L. Wolf, pursuant to which Ms. Wolf was named the Company’s Executive-Vice President, Development and Chief Financial Officer, effective September 16, 2008. Ms. Wolf will succeed Yoav M. Cohen, who will be resigning to return to NYC Advisors, LLC, a financial advisory firm. In that capacity, Mr. Cohen will continue working closely with the Company on accounting and financial projects as a consultant.  Mr. Cohen has not expressed any disagreements with the Company relating to the Company’s financial operations, policies or practices.

On September 16, 2008, the Company issued a press release announcing the appointment of Ms. Wolf. A copy of that press release is attached as Exhibit 99.1 and is incorporated into this Item 5.02 by reference.

(e)

The material terms of Ms. Wolf’s employment letter include i) an annual base salary of $255,000, and ii) stock options, vesting over four years, to purchase up to 600,000 shares of common stock of the Company’s (“Common Stock”) and an additional option, subject to a milestone, to purchase up to an additional 200,000 shares of Common Stock.

The information in this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

10.10 Employment Letter between Katherine Wolf and the Company, effective September 16, 2008.

99.1 Press Release dated September 16, 2008 regarding the Company’s announcement of its appointment of Katherine L. Wolf as Chief Financial Officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Vision-Sciences, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISION-SCIENCES, INC.

By:	/s/Ron Hadani
	Name:	Ron Hadani
	Title:	President and Chief Executive Officer

Date:  September 16, 2008